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                                                                     Exhibit 8.1


                      (BASS, BERRY & SIMS PLC LETTERHEAD)


                                 April 28, 2003


Corrections Corporation of America
10 Burton Hills Blvd.
Nashville, Tennessee 37215

Ladies and Gentlemen:

        We have acted as counsel to Corrections Corporation of America (the "Company") in connection with the proposed offering by the Company of Senior Notes due 2011 (the "Notes") as described in the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement includes a preliminary prospectus relating to such offering of Notes, which will be issued pursuant to an indenture and supplement thereto between the Company and the trustee named therein (an "Indenture").

        We have reviewed the originals or copies of (i) the Registration Statement and the preliminary prospectus included therein, (ii) the Indenture attached as an exhibit to the Registration Statement, including the forms of the Notes annexed thereto, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        Based on the foregoing, the statements in the Registration Statement set forth under the caption "Material U.S. Federal Income Tax Considerations," constitute our opinion of the material U.S. federal income tax considerations applicable to the offering of the Notes. In arriving at the opinion expressed above, we have assumed that (i) the Indenture will be duly authorized by all necessary corporate action on the part of the parties thereto and will be duly executed and delivered by the parties thereto substantially in the form attached as an exhibit to the Registration Statement, (ii) the Notes will be duly executed and delivered in substantially the forms set forth in the Indenture attached as an exhibit to the Registration Statement, (iii) the Notes will be sold as described in the Registration Statement and (iv) the parties to the transactions involving the issuance of the Notes will comply (without waiver) with all of the provisions of the Indenture and the other documents prepared and executed in connection with such transactions.


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Corrections Corporation of America
April 28, 2003
Page 2


        You should be aware that the above opinions are based on our interpretations of current law, including court authority and existing final and temporary U.S. Treasury regulations, which law is subject to change both prospectively and retroactively. Our opinions are not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinions if litigated. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected.

         This opinion is rendered solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to all references to Bass, Berry & Sims PLC included in or made part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any other country or any state or locality.

                                       Very truly yours,


                                       /s/ Bass, Berry & Sims PLC